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                                                             EXHIBIT 99.1







            UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                FORM 11-K


         FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS
           AND SIMILAR PLANS PURSUANT TO SECTION 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934


          [X]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF
                  THE SECURITIES EXCHANGE ACT OF 1934

               For the fiscal year ended December 31, 1993

                                   OR

           [ ]  TRANSITION REPORT PURSUANT TO SECTION 15(d) OF
                   THE SECURITIES EXCHANGE ACT OF 1934


  For the transition period from                   to



                       Commission File No. 1-4778


  A. Full title of the plan and the address of the plan, if different from that of the issuer named below:


                           TALLEY SAVINGS PLUS
                    THE EMPLOYEE STOCK PURCHASE PLAN
           OF TALLEY INDUSTRIES, INC. AND AFFILIATED COMPANIES



  B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:



                         TALLEY INDUSTRIES, INC.

                         2702 North 44th Street
                         Phoenix, Arizona 85008

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                            TABLE OF CONTENTS





                    Financial Statements and Exhibits




                                                        Page

 Report of Independent Accountants                      F-1


 Statement of Financial Condition - December 31, 1993
    and 1992                                            F-2


 Statement of Income and Changes In Plan Equity -
    For the Years Ended December 31, 1993, 1992
    and 1991                                            F-3


 Notes to Financial Statements                       F-4 to F-9


 Schedules:

   Schedules I, II and III have been omitted because the required information is shown in the financial statements.


 Exhibits:

   None

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                    Report of Independent Accountants





 To The Participants and Administrator
 of Talley Savings Plus, The Employee
 Stock Purchase Plan of Talley
 Industries, Inc. and Affiliated Companies


 In our opinion, the accompanying statement of financial condition and the related statement of income and changes in plan equity present fairly, in all material respects, the financial status of Talley Savings Plus, The Employee Stock Purchase Plan of Talley Industries, Inc. and Affiliated Companies at December 31, 1993 and 1992, and the changes in its financial status for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the plan's management; our responsibility is to express an opinion on these financial statements based upon our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.









 PRICE WATERHOUSE

 Phoenix, Arizona
 March 15, 1994

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                           TALLEY SAVINGS PLUS
                    THE EMPLOYEE STOCK PURCHASE PLAN
                                   OF
            TALLEY INDUSTRIES, INC. AND AFFILIATED COMPANIES

                    STATEMENT OF FINANCIAL CONDITION


                                                       December 31,
 Assets                                             1993         1992

   Investments, at market:

     Common Stock of Talley Industries, Inc. -
      947,972 shares and 850,527 shares
       (cost $6,897,492 and $6,300,414) in
       1993 and 1992, respectively              $5,569,336   $2,657,896

     Preferred Stock (Series B convertible)
       of Talley Industries, Inc. - 394,294
       and 376,994 shares (cost $6,621,147
       and $6,425,132) in 1993 and 1992,
       respectively                              4,485,094    2,356,213

     Money market fund and cash                    112,851      473,036

   Receivables from Talley Industries, Inc.
       and Affiliated Companies:
  Employee contributions                            27,022       39,025
  Employer contributions                            13,521       19,522
  Other                                              5,695            -

   Interest receivable                                 224        1,203

       Total assets                             10,213,743    5,546,895

 Liabilities

   Note payable                                    472,158      805,439

   Withdrawals and terminations payable            251,934      167,989

   Forfeitures                                           -       18,816

       Total liabilities                           724,092      992,244


 Plan equity                                    $9,489,651   $4,554,651




 The accompanying notes are an integral part of the financial statements.

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                            TALLEY SAVINGS PLUS
                     THE EMPLOYEE STOCK PURCHASE PLAN
                                    OF
             TALLEY INDUSTRIES, INC. AND AFFILIATED COMPANIES

              STATEMENT OF INCOME AND CHANGES IN PLAN EQUITY




                                     Years Ended December 31,
Additions:                          1993       1992       1991

  Dividend income               $        - $        - $  107,600

  Interest income                   11,577     38,525     53,289

  Unrealized appreciation
    (depreciation) in market
    value of investments         4,247,228    378,739 (1,699,188)

  Contributions:
    Employee                       935,332    932,667  1,154,024

    Employer                       696,695    781,156    859,707

                                 5,890,832  2,131,087    475,432

Deductions:

  Withdrawals and terminations
     paid                          639,212  1,140,212    773,648

  Withdrawals and terminations
     payable                       251,934    167,989    133,806

  Forfeitures                       32,966     15,638     14,138

  Interest expense                  31,720     51,035     83,473

                                   955,832  1,374,874  1,005,065

      Net increase (decrease)    4,935,000    756,213   (529,633)

Plan equity:

  Beginning of year              4,554,651  3,798,438  4,328,071

  End of year                   $9,489,651 $4,554,651 $3,798,438




The accompanying notes are an integral part of the financial statements.

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                           TALLEY SAVINGS PLUS
                    THE EMPLOYEE STOCK PURCHASE PLAN
                                   OF
            TALLEY INDUSTRIES, INC. AND AFFILIATED COMPANIES

                      NOTES TO FINANCIAL STATEMENTS



 Significant Accounting Policies

 The accounts of the Plan are maintained on an accrual basis.
 Assets of the Plan are valued at current value. Securities are valued at the last reported sales price on the last business day of the year.


 Description of Plan

 The following brief description of the Talley Savings Plus Plan is provided for general information purposes only. Reference should be made to the Plan agreement for more complete information.

   General     -   Talley Savings Plus is an employee stock
                   purchase plan adopted January 1, 1984 for the employees of Talley Industries, Inc. and Affiliated Companies. The Plan is classified as a "defined contribution plan", an "individual account plan" and an "employee pension benefit plan" under the Employee
                   Retirement Income Security Act of 1974
                   (ERISA). A participant's benefits at any time depend on the amount credited to his individual account and accordingly the
                   Company, the Committee and the Trustee do not guarantee any level of benefits.

   Eligibility -   Employees eligible to participate under the
                   Plan are those who have attained the age of
                   twenty-one (21) years and have completed one
                   (1) "year of continuous service" as defined in
                   the Plan.
   Employee
 Contributions -   Each  eligible  employee who  elects to
                   participate may contribute, out of amounts he or she would otherwise receive in cash, 1% to 5% of his or her pretax compensation from the Company to the Plan's trust fund.

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                           TALLEY SAVINGS PLUS
                    THE EMPLOYEE STOCK PURCHASE PLAN
                                   OF
            TALLEY INDUSTRIES, INC. AND AFFILIATED COMPANIES

                NOTES TO FINANCIAL STATEMENTS (Continued)



   Employer
 Contributions -   For so long as  the Plan  is in effect, the
                   Company will contribute property having a value equal to 50% of employee contributions.
                   Under the terms of the Plan, the Company may contribute Common stock, Series B $1.00
                   Cumulative Convertible Preferred stock, cash or other property. The Company made additional contributions to the Plan of .5% of the aggregate compensation of those employees who were participants in the payroll stock ownership plan (PAYSOP) prior to the Tax
                   Reform Act of 1986, which repealed the PAYSOP provision in the tax code. In its sole discretion, the Company may make a contribution to the Plan in such amount as it may determine, from time to time. Such contributions may be made without regard to the existence of profits. The Company's discretionary contribution is allocated based on the relationship of the Company contribution account balances of participants eligible for discretionary contribution to
                   Company contribution account balances for all participants. In addition, in its sole discretion, the Company may make a contribution to the Plan for the purpose of paying the interest due on the note payable.
                   The Company contributions for the match of 50% of the employee contributions, for the discretionary contribution, and for the interest payments were $467,667, $198,678, and $30,350, respectively, in 1993 and $468,883,
                   $257,919 and $54,354, respectively, in 1992.

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                           TALLEY SAVINGS PLUS
                    THE EMPLOYEE STOCK PURCHASE PLAN
                                   OF
            TALLEY INDUSTRIES, INC. AND AFFILIATED COMPANIES

                NOTES TO FINANCIAL STATEMENTS (Continued)



 Investment
  Program      -   Amounts contributed at an employee's
                   direction, along with all contributions made by the Company other than PAYSOP contributions, are invested in one fund consisting of shares of Common stock and Series B Preferred stock of the Company and a money market fund. PAYSOP contributions are invested solely in Common stock of the Company. Investment earnings or losses are allocated monthly based on beginning of month balances of the respective participant's accounts. At December 31, 1993 and 1992, unallocated shares, which collateralize a note payable, consisted of 33,405 shares and 56,985 shares, respectively, with respective values of $196,255 and $178,078. During 1993, 23,580 shares were released and allocated to
                   participant accounts as principal payments were made on the loan collateralized by such shares.

                   During the years ended December 31, 1993, 1992 and 1991, there were no sales of purchased securities. There were distributions of stock to participants, related to withdrawals and terminations, valued at $373,076, $781,815 and $526,764 for 1993, 1992 and 1991,
                   respectively.

 Vesting       -   Each participant will at all times be fully
                   vested as to all amounts credited or allowable to him under the participant's own employee contribution account and the Company PAYSOP account. Company matching contributions will vest 20% per year of service until fully vested; however, such contributions will

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                           TALLEY SAVINGS PLUS
                    THE EMPLOYEE STOCK PURCHASE PLAN
                                   OF
            TALLEY INDUSTRIES, INC. AND AFFILIATED COMPANIES

                NOTES TO FINANCIAL STATEMENTS (Continued)



 Vesting       -   be fully vested upon termination by death,
 (continued)       disability or retirement, upon attainment of
                   age 65 or upon termination of the Plan or complete discontinuance of Company matching contributions. Non-vested Company contributions will be forfeited upon termination of employment with the Company.
                   Amounts allowable as forfeitures will be applied to Plan expenses.


 Distributions -   Upon the death, disability, retirement or
                   other separation from employment of a
                   participant, distribution of all vested
                   amounts credited to such participant will be made in a lump sum. All such distributions will be in cash or Company Common stock or Series B Preferred stock at the discretion of the Committee, except the participant may request that distribution from his accounts will be made in Common stock or Series B
                   Preferred stock of the Company, in which event distribution from the accounts will be made in such stock.

 Expenses      -   All commissions and trustee fees and other
                   administrative expenses have been paid by forfeitures due to the Company for the years ended December 31, 1993 and 1992. Expenses are paid by the Company to the extent not paid by forfeitures. The Company has also contributed amounts to the plan to pay the interest expense on the note payable.

 Participants  -   At December 31, 1993 there were 653
                   participants in the Plan.

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                           TALLEY SAVINGS PLUS
                    THE EMPLOYEE STOCK PURCHASE PLAN
                                   OF
            TALLEY INDUSTRIES, INC. AND AFFILIATED COMPANIES

                NOTES TO FINANCIAL STATEMENTS (Continued)



 Income Tax Status

 Talley Industries, Inc. has received a ruling from the Internal Revenue Service substantiating that the Plan qualifies under
 Section 401 of the Internal Revenue Code of 1986. A plan that qualifies is exempt from Federal Income Tax, and amounts contributed are not taxed to the employee until a distribution from the Plan is received. If a former employee receives a full distribution of his or her Plan accounts due to his or her termination of employment with the Company, he or she will realize taxable income in an amount by which the value of his or her distribution exceeds the amount of his or her own undistributed contributions that have previously been taxed. Under federal laws effective beginning in 1993, the Company is required to withhold 20% of each distribution a participant receives unless the distribution is transferred directly into an IRA or a qualified plan, or unless the distribution is specifically exempted by the law.

 In addition to the foregoing tax consequences, special rules are applicable if the distribution to the employee includes shares of Common stock. If the employee receives a lump sum distribution of the entire vested amount of his or her accounts in a single taxable year due to separation from employment, and the distribution includes shares of Common stock, the difference between the fair market value of the stock distributed and its cost to the Trustee (the "net unrealized appreciation"), if the fair market value is greater than such cost, is not recognized for tax purposes at the time of distribution. Only the aggregate cost of the distributed stock to the Trustee is includable in the employee's gross income at the time of distribution. When the employee disposes of the stock in a subsequent sale or taxable transfer, any excess of the amount realized by such recipient over the costs of such stock to the Trustee will constitute and be taxed as a capital gain.

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                           TALLEY SAVINGS PLUS
                    THE EMPLOYEE STOCK PURCHASE PLAN
                                   OF
            TALLEY INDUSTRIES, INC. AND AFFILIATED COMPANIES

                NOTES TO FINANCIAL STATEMENTS (Continued)



 Note Payable

 Pursuant to a 1986 amendment to the Plan which gives the Administration Committee authority to direct the trustee to borrow funds to purchase Company securities, a promissory note for $2,000,000 was executed on April 17, 1989. The note payable, with a balance at December 31, 1993 of $472,158, is payable in minimum monthly payments of $27,778 plus accrued interest. The final payment is due April 1, 1995. The note bears interest at a rate equivalent to 81% of the bank's prime rate. On October 22, 1993 Talley Industries, Inc. paid down the loan and as a result, has a receivable from the Plan at December 31, 1993 for the outstanding loan balance.